Exhibit 99.01

News

Media Contact:    Southern Company Media Relations
404-506-5333 or 1-866-506-5333
www.southerncompany.com

Investor Relations Contact:
Dan Tucker
404-506-5310
dstucker@southernco.com

April 24, 2013

Southern Company reports first quarter earnings

ATLANTA -- Southern Company today reported first quarter 2013 earnings of $81 million, or 9 cents a share, compared with earnings of $368 million, or 42 cents a share, in the first quarter of 2012.

The first quarter results include two charges against earnings - a $333 million (38 cents per share) after-tax charge related to an increased construction estimate for Mississippi Power's Kemper County project and a $16 million (2 cents per share) after-tax charge related to the restructuring of a leveraged lease investment. Excluding these items, Southern Company earned $430 million, or 49 cents a share, during the first quarter of 2013.

The revised construction cost estimate reflects the company's current analysis of the cost to complete the Kemper project and the related recognition of charges to income. The company's analysis is ongoing and will continue throughout the project's construction phase.

“In keeping with our commitment to customers, Southern Company will fully absorb the increased costs related to the Kemper project,” said Thomas A. Fanning, Southern Company chairman, president and chief executive officer. “This decision enables us to maintain our commitment to the Mississippi Public Service Commission under the settlement agreement, while retaining the benefits of 21st century coal for customers.”

Mississippi Power does not intend to amend its recent regulatory filings for a seven-year rate plan, which do not reflect these new estimates.

Elsewhere, earnings were positively influenced by closer-to-normal weather in the first quarter of 2013 compared to the first quarter of 2012, as well as retail revenue effects at some of Southern Company's traditional operating companies.

“We continue to see positive signs of emerging economic growth in the Southeast, albeit at a slow pace,” said Fanning. “Activity in our economic development pipeline remains robust, and housing-related manufacturing segments are beginning to strengthen as well. These developments bode well for the recovery of our region and the future of our business.”

First quarter 2013 operating revenues were $3.9 billion, compared with $3.6 billion for the same period in 2012, an increase of 8.1 percent.

Kilowatt-hour sales to retail customers in Southern Company's four-state service area increased 2.3 percent in the first quarter of 2013 compared with the first quarter of 2012. Residential and commercial energy sales increased 8.3 percent and 1.2 percent, respectively, while industrial energy sales decreased 2.1 percent.

Total energy sales to Southern Company's customers in the Southeast, including wholesale sales, increased 4.9 percent in the first quarter of 2013 compared with the same period in 2012.

Southern Company's financial analyst call will begin at 1 p.m. Eastern time today, during which Fanning and Chief Financial Officer Art P. Beattie will discuss earnings and provide a general business update. Investors, media and the public may listen to a live webcast of the call and view associated slides at http://investor.southerncompany.com/events.cfm. A replay of the webcast only will be available at the site for 12 months.

Southern Company has also posted on its website detailed financial information on its first quarter performance. These materials are available at www.southerncompany.com.

With 4.4 million customers and nearly 46,000 megawatts of generating capacity, Atlanta-based Southern Company (NYSE: SO) is the premier energy company serving the Southeast through its subsidiaries. A leading U.S. producer of clean, safe, reliable and affordable electricity, Southern Company owns electric utilities in four states and a growing competitive generation company, as well as fiber optics and wireless communications. Southern Company brands are known for energy innovation, excellent customer service, high reliability and retail electric prices that are below the national average. Southern Company and its subsidiaries are leading the nation's nuclear renaissance through the construction of the first new nuclear units to be built in a generation of Americans and are demonstrating their commitment to energy innovation through the development of a state-of-the-art coal gasification plant. Southern Company has been recognized by the U.S. Department of Defense and G.I. Jobs magazine as a top military employer and listed by DiversityInc as a top company for Blacks. The company received the 2012 Edison Award from the Edison Electric Institute for its leadership in new nuclear development, was named Electric Light & Power magazine's Utility of the Year for 2012 and is continually ranked among the top utilities in Fortune's annual World's Most Admired Electric and Gas Utility rankings. Visit our website at www.southerncompany.com.

Cautionary Note Regarding Forward-Looking Statements:
Certain information contained in this release is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning the economy, customer growth and the Company's future financial performance. Southern Company cautions that there are certain factors that can cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Company; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in Southern Company's Annual Report on Form 10-K for the year ended December 31, 2012, and subsequent securities filings, could cause actual results to differ materially from management expectations as suggested by such forward-looking information: the impact of recent and future federal and state regulatory changes, including legislative and regulatory initiatives regarding deregulation and restructuring of the electric utility industry, environmental laws including regulation of water, coal combustion byproducts, and emissions of sulfur, nitrogen, carbon, soot, particulate matter, hazardous air pollutants, including mercury, and other substances, financial reform legislation, and also changes in tax and other laws and regulations to which Southern Company and its subsidiaries are subject, as well as changes in application of existing laws and regulations; current and future litigation, regulatory investigations, proceedings, or inquiries, including the pending Environmental Protection Agency civil actions against certain Southern Company subsidiaries, Federal Energy Regulatory Commission matters, and Internal Revenue Service and state tax audits; the effects, extent, and timing of the entry of additional competition in the markets in which Southern Company's subsidiaries operate; variations in demand for electricity, including those relating to weather, the general economy and recovery from the recent recession, population and business growth (and declines), the effects of energy conservation measures, and any potential economic impacts resulting from federal fiscal decisions; available sources and costs of fuels; effects of inflation; ability to control costs and avoid cost overruns during the development and construction of facilities, including the development and construction of facilities with designs that have not been finalized or previously constructed, to construct facilities in accordance with the requirements of permits and licenses, and to satisfy any operational and environmental performance standards, including the requirements of tax credits and other incentives; investment performance of Southern Company's employee benefit plans and the Southern Company system's nuclear decommissioning trust funds; advances in technology; state and federal rate regulations and the impact of pending and future rate cases and negotiations, including rate actions relating to fuel and other cost recovery mechanisms; regulatory approvals and actions related to the Plant Vogtle expansion, including Georgia Public Service Commission approvals, Nuclear Regulatory Commission actions, and potential U.S. Department of Energy loan guarantees; regulatory approvals and legislative actions related to the Kemper County project, including Mississippi Public Service Commission approvals and legislation relating to cost recovery for the Kemper County project, the ability to complete the proposed sale of an undivided interest in the Kemper County project to the South Mississippi Electric Power Association as contemplated by Mississippi Power's proposed rate recovery plan, satisfaction of requirements to utilize investment tax credits and grants, and the outcome of any proceedings regarding the Mississippi Public Service Commission's issuance of the certificate of public convenience and necessity for the Kemper County project; the inherent risks involved in operating and constructing nuclear generating facilities, including environmental, health, regulatory, natural disaster, terrorism, and financial risks; the performance of projects undertaken by the non-utility businesses and the success of efforts to invest in and develop new opportunities; internal restructuring or other restructuring options that may be pursued; potential business strategies, including acquisitions or dispositions of assets or businesses, which cannot be assured to be completed or beneficial to Southern Company or its subsidiaries; the ability of counterparties of Southern Company and its subsidiaries to make payments as and when due and to perform as required; the ability to obtain new short- and long-term contracts with wholesale customers; the direct or indirect effect on the Southern Company system's business resulting from terrorist incidents and the threat of terrorist incidents, including cyber intrusion; interest rate fluctuations and financial market conditions and the results of financing efforts, including Southern Company's and its subsidiaries' credit ratings; the impacts of any potential U.S. credit rating downgrade or other sovereign financial issues, including impacts on interest rates, access to capital markets, impacts on currency exchange rates, counterparty performance, and the economy in general, as well as potential impacts on the availability or benefits of proposed U.S. Department of Energy loan guarantees; the ability of Southern Company and its subsidiaries to obtain additional generating capacity at competitive prices; catastrophic events such as fires, earthquakes, explosions, floods, hurricanes, droughts, pandemic health events such as influenzas, or other similar occurrences; the direct or indirect effects on the Southern Company system's business resulting from incidents affecting the U.S. electric grid or operation of generating resources; and the effect of accounting pronouncements issued periodically by standard setting bodies. Southern Company expressly disclaims any obligation to update any forward-looking information.
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